UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
SILA REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2026

Sila Realty Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42129	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)

(813) 287-0101
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SILA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on April 19, 2026, Sila Realty Trust, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sunshine Ultimate Parent LLC, a Delaware limited liability company (“Parent”), and Sunshine Holding REIT LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth therein, the Company will merge with and into Merger Sub with Merger Sub surviving the merger (the “Surviving Entity” and such merger transaction, the “Merger”). Upon completion of the Merger, the Surviving Entity will be owned and controlled by Parent.

In connection with the Merger, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A on May 5, 2026 (the “Preliminary Proxy Statement”), and a definitive proxy statement on Schedule 14A on May 22, 2026 (the “Definitive Proxy Statement”), in each case, with respect to a special meeting of the Company’s stockholders (the “Special Meeting”), which will be held on June 26, 2026 at 9:00 a.m., Eastern Time, in a virtual format by live webcast, to act on, among others, a proposal to approve the transactions contemplated by the Merger Agreement, as disclosed in the Definitive Proxy Statement.

As of June 16, 2026, the Company is aware of two (2) complaints that have been ﬁled as individual actions in connection with the Merger by purported stockholders of the Company against the Company and the individual members of the Company’s board of directors. The complaints are captioned as follows: (i) Thompson v. Sila Realty Trust, Inc. et al, Index No. 653296/2026 (N.Y. Sup. Ct. N.Y. Cnty. Jun. 2, 2026) and (ii) Grant v. Sila Realty Trust, Inc. et al, Index. No. 653217/2026 (N.Y. Sup. Ct. N.Y. Cnty. Jun. 1, 2026) (collectively, the “Complaints”). The Complaints seek to enjoin the defendants from proceeding with the Merger unless the defendants disclose certain purportedly material information alleged to have been omitted from the Preliminary Proxy Statement and/or the Deﬁnitive Proxy Statement and rescission of the Merger and/or damages if the Merger is consummated. In addition to the Complaints, as of June 16, 2026, the Company has received fifteen (15) demand letters from law ﬁrms claiming to represent purported Company stockholders, which also generally allege disclosure deﬁciencies in the Preliminary Proxy Statement and/or the Deﬁnitive Proxy Statement (collectively, the “Demand Letters” and, together with the Complaints, the “Matters”).

The Company and the other defendants named in the Matters deny all allegations in the Matters and believe that the Matters are without merit and that no supplemental disclosure to the Preliminary Proxy Statement and/or the Definitive Proxy Statement was or is required under any applicable law, rule or regulation. However, solely to minimize the burden and expense of potential litigation, avoid nuisance and potential delay or disruption to the Merger and provide additional information to the Company’s stockholders, the Company has determined to voluntarily supplement the Definitive Proxy Statement with the below disclosures. The Company believes that the disclosures in the Preliminary Proxy Statement and the Definitive Proxy Statement comply fully with applicable law and nothing in the supplemental disclosures will be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein or of the legal merit of the legal proceedings described in the Definitive Proxy Statement. It is possible that additional, similar demand letters or complaints may be received or filed or the Matters may be amended. The Company does not intend to announce the receipt or filing of each additional, similar demand letter, complaint or any amended complaint.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

These following supplemental disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. The inclusion in this supplement to the Definitive Proxy Statement of certain information should not be regarded as an indication that any of the Company or its affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes or supplements the information contained in the Definitive Proxy Statement. The information contained herein speaks only as of the date of this Current Report on Form 8-K, unless the information indicates another date applies. Capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement, unless otherwise defined below. All page references in the information below are references to pages in the Definitive Proxy Statement. For clarity, new text within restated paragraphs (other than tables and related footnotes) from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with ~~strikethrough text~~.

1.	The section of the Definitive Proxy Statement entitled “Opinion of the Company’s Financial Advisor” starting on page 40 is hereby supplemented as follows:

(a)	The first paragraph on page 41 is amended and restated as follows:

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available ﬁnancial and stock market information for the Company and the following five publicly traded healthcare REITs, selected based on BofA Securities’ professional judgment and experience:

Selected Publicly Traded Healthcare REITs	2026E Total Enterprise Value / EBITDA	2026E AFFO Multiple

Healthpeak Properties, Inc.	14.5x	11.4x

Healthcare Realty Trust Incorporated	15.3x	14.8x

Universal Health Realty Income Trust	N/A	17.8x

Chiron Real Estate Inc.	13.0x	10.3x

Community Healthcare Trust Inc.	11.0x	7.9x

(b)	The first paragraph on page 42 is amended and restated as follows:

BofA Securities also reviewed publicly available financial and stock market information for the following five publicly traded net lease REITs, selected based on BofA Securities’ professional judgment and experience:

Selected Publicly Traded Net Lease REITs	2026E Total Enterprise Value / EBITDA	2026E AFFO Multiple

NNN REIT	15.2x	12.7x
Essential Properties Realty Trust	16.5x	16.4x
Broadstone Net Lease, Inc.	15.4x	13.2x
Four Corners Property Trust, Inc.	16.1x	14.0x
Netstreit Corporation	16.2x	15.1x

(c)	The seventh paragraph on page 42 is amended and restated as follows:

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following four ~~selected~~ transactions involving healthcare REITs, selected based on BofA Securities’ professional judgment and experience:

Date Announced	Acquiror	Target	NTM EBITDA Multiple	NTM AFFO Multiple
October 30, 2023	Healthpeak Properties, Inc.	Physicians Realty Trust	13.3x	10.9x

January 2, 2019	Omega Healthcare Investors, Inc.	MedEquities Realty Trust, Inc.	10.8x	9.7x

May 7, 2017	Sabra Health Care REIT	Care Capital Properties	12.5x	10.4x

October 8, 2015	Blackstone	BioMed Realty Trust	18.5x	19.6x

(d)	The seventh paragraph on page 42 is amended and restated as follows:

BofA Securities also reviewed, to the extent publicly available, financial information relating to the following seven ~~selected~~ transactions involving net lease REITs, selected based on BofA Securities’ professional judgment and experience:

Date Announced	Acquiror	Target	NTM EBITDA Multiple	NTM AFFO Multiple
February 2, 2026	Brookfield Asset Management	Peakstone Realty Trust	18.5x	15.5x

October 30, 2023	Realty Income Corporation	Spirit Realty Capital, Inc.	13.1x	10.1x

May 23, 2023	Global Net Lease Inc.	The Necessity Retail REIT Inc.	13.8x	7.2x

September 15, 2022	GIC / Oak Street	STORE Capital	15.1x	13.7x

September 17, 2018	Government Properties Income Trust	Select Income REIT	14.2x	13.9x

May 7, 2018	Blackstone	Gramercy Property Trust	16.1x	14.4x

July 1, 2015	Chambers Street Properties	Gramercy Property Trust	12.4x	14.1x

(e)	The first full paragraph on page 43 is amended and restated as follows:

BofA Securities reviewed transaction values, calculated as the (i) enterprise values implied for each target company, based on the consideration payable in the applicable selected transaction, as a multiple of the respective target company’s one-year forward estimated Adjusted EBITDA and (ii) equity values implied for each target company, based on the consideration payable in the applicable selected transaction, as a multiple of the target company’s one-year forward estimated AFFO. BofA Securities then applied a range of one-year forward Adjusted EBITDA multiples of 11.5x to 15.5x and one-year forward AFFO multiples of 10.5x to 14.5x, derived by BofA Securities from the selected transactions based on its professional judgment and experience, to the Company’s calendar year 2026 estimated Adjusted EBITDA and AFFO, as applicable. Estimated financial data of the selected transactions were based on publicly available information and research analyst estimates at the time of announcement of the relevant transaction. Estimated financial data of the Company were based on the Company management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Merger Consideration.

(f)	The third full paragraph on page 43 is amended and restated as follows:

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the Company’s fiscal years 2026 through 2030 based on the Company management forecasts. BofA Securities calculated terminal values for the Company by applying an Adjusted EBITDA exit multiple range of 12.0x to 15.0x, based on BofA Securities’ professional judgment and experience, to the estimated Adjusted EBITDA for the terminal year, which were calculated, at the Company’s direction, by applying a growth rate of 2.0%, based on BofA Securities’ professional judgment and experience, to the Company’s estimated fiscal year 2030 Adjusted EBITDA of $168 million. The cash flows and terminal values were then discounted to present value as of December 31, 2025, assuming a mid-year convention for cash flows, using discount rates ranging from 7.8% to 8.7%, reflecting an estimate of the Company’s weighted average cost of capital, as estimated by BofA Securities based on its professional judgment and experience. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Merger Consideration.

2.	The section of the Definitive Proxy Statement entitled “Background of the Merger” starting on page 26 is hereby supplemented as follows:

(a)	The first paragraph on page 28 is amended and restated as follows:

On January 20, 2026, BofA Securities began contacting various third parties, including REITs, strategic real estate companies and financial sponsors, to gauge interest in a potential transaction involving the Company. Between January 20, 2026 and mid-March 2026, BofA Securities contacted 81 potentially interested third-party buyers. BofA Securities shared the form of nondisclosure agreement with each potential buyer that expressed an interest in receiving more information regarding a potential transaction with the Company, which non-disclosure agreement contained, among other provisions, a standstill provision, an employee non-solicitation provision, and a 24-month term. From January 20, 2026 through March 13, 2026, the Company negotiated nondisclosure agreements with approximately 43 third parties and entered into nondisclosure agreements with 31 third parties. None of the nondisclosure agreements contained ‘don't ask, don't waive’ provisions. Each party that executed a nondisclosure agreement with the Company was given access to certain diligence materials in a confidential virtual data room (the “Round I Data Room”).

(b)	The first paragraph on page 28 is amended and restated as follows:

Party D submitted a revised preliminary indication of interest for an acquisition of all the outstanding Company Common Stock for a purchase price of $29.94 per share in cash (the “Revised Party D Proposal” and, together with the Blue Owl Proposal, the Consortium A Proposal, the Party C Proposal, the Party E Proposal, the Party F Proposal, the Party G Proposal and the Party H Proposal, the “Preliminary Proposals”). All other material terms of the Revised Party D Proposal aligned with the Original Party D Proposal. None of the Preliminary Proposals included any discussions or proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.

(c)	The third paragraph on page 28 is amended and restated as follows:

In addition, between March 9, 2026 and March 16, 2026, the Company received preliminary indications of interest from four additional bidders that submitted proposals to acquire a portion of the Company’s assets, which proposals did not conform to the Company’s February 17, 2026 instructions to bidders to provide a proposed per share purchase price for the acquisition of the Company. None of these four additional proposals included any discussions or proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.

(d)	The sixth paragraph on page 31 is amended and restated as follows:

Later in the day on April 15, 2026, Consortium B submitted a final letter of interest indicating, among other items, a proposal to acquire all outstanding Company Common Stock for $26.00 per share in cash (the “Consortium B Final Proposal”). The Consortium B Final Proposal did not include any discussions or proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.

(e)	The second paragraph on page 32 is amended and restated as follows:

Later in the evening on April 15, 2026, Blue Owl submitted a final letter of interest indicating, among other items, a proposal to acquire all outstanding Company Common Stock for $30.38 per share in cash (the “Blue Owl Final Proposal”). The Blue Owl Final Proposal provided that the Company could continue the payment of its regular quarterly dividends, not to exceed $0.40 per share. Additionally, Blue Owl requested an exclusivity period with the Company for a period of 10 days. The Blue Owl Final Proposal did not include any discussions or proposals regarding post-closing employment arrangements or the participation in the equity of the surviving company for any members of the Board or the Company’s executive officers.

(f)	The second paragraph on page 32 is amended and restated as follows:

Substantially concurrently with the foregoing telephone call between Mr. Seton and Consortium A, representatives of BofA Securities received a letter from Consortium A that indicated that Consortium A was continuing to work on a proposal for the Company but would not be submitting a proposal until April 20, 2026. Consortium A never submitted a final proposal for the Company.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained herein, other than historical fact, regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction and benefits of the proposed transaction, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” "seek," "endeavor," and other similar terms and phrases. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company’s expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the risk that the Merger may not be completed on the anticipated terms and timing, or at all, including the risk that the required approval of the Company’s stockholders may not be obtained or that the other conditions to completion of the Merger may not be satisfied, (ii) potential litigation relating to the Merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto, (iii) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations, including during the pendency of the Merger, (iv) the Company’s ability to retain and hire key personnel, (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, (vi) risks related to diverting management’s attention from ongoing business operations, (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance, (viii) certain restrictions under the Merger Agreement that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (ix) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (x) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee, (xi) prevailing market conditions and other factors related to the Company’s REIT status and the Company’s business, and (xii) those risks that are described in the Definitive Proxy Statement that was filed with the SEC and available from the resources indicated below. Additional factors include those described under the section entitled Item 1A. “Risk Factors” of Part I of the Company’s 2025 Annual Report on Form 10-K, as filed with the SEC on February 25, 2026, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the Merger, the Company filed with the SEC the Deﬁnitive Proxy Statement on May 22, 2026. The Deﬁnitive Proxy Statement has been mailed to the Company’s stockholders. The Company also may ﬁle other documents with the SEC regarding the Merger. This Report is not a substitute for the Definitive Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Definitive Proxy Statement, the Preliminary Proxy Statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investors.silarealtytrust.com or by contacting the Company’s Investor Relations by email at IR@silarealtytrust.com.

Participants in the Solicitation

This Report does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s Definitive Proxy Statement and other relevant materials filed with the SEC in connection with the Merger. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

	By:	/s/ Kay C. Neely
Kay C. Neely
Chief Financial Officer

June 17, 2026